EXHIBIT 10.19.3

THIRD AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Third Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) is dated as of November 12, 2013, by and among C&F FINANCE COMPANY and such other Persons joined to the Loan Agreement as Borrowers from time to time (collectively, the “Borrowers” and each a “Borrower”), WELLS FARGO BANK, N.A., successor by merger to Wells Fargo Preferred Capital, Inc., as agent for Lenders (in such capacity, “Agent”), and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A.     Borrowers, Lenders and Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of August 25, 2008 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B.     Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.          Amendments. Upon the effectiveness of this Amendment, the Loan Agreement shall be amended as follows:

(a)     Definition. The following definition contained in Section 1.1 of the Loan Agreement is amended and restated as follows:

“Maturity Date” means July 31, 2017, as such date may be extended from time to time in accordance with the provisions of Section 2.4 of this Agreement.

(b)     Optional Prepayments. Section 2.8(a) of the Loan Agreement is amended and restated as follows:

(a)     Optional Prepayments. Borrowers may prepay the Loan from time to time, in full or in part not to exceed $5,000,000 without notice, and, in part, in excess of $5,000,000 upon 5 Business Day’s prior notice to Agent without premium or penalty, provided that (i) in the event Borrowers repay the Loan in full or the Obligations are accelerated prior to November 12, 2014, Borrower shall pay the sum equal to 0.75% of the Maximum Principal Amount as a prepayment fee, (ii) in the event Borrowers repay the Loan in full or the Obligations are accelerated on or after November 12, 2014 but prior to November 12, 2015, Borrowers shall pay the sum equal to 0.50% of the Maximum Principal Amount as a prepayment fee, (iii) in the event Borrowers repay the Loan in full or the Obligations are accelerated on or after November 12, 2015 but prior to the date which is six (6) months before the Maturity Date, Borrower shall pay the sum equal to 0.25% of the Maximum Principal Amount as a prepayment fee; (iv) prepayments shall be in a minimum amount of $10,000 and $10,000 increments in excess thereof; and (iii) partial prepayments prior to the Termination Date shall not reduce Lenders’ Commitments under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing, and partial prepayments will be applied first to accrued interest and fees and then to outstanding Advances. Each Borrower acknowledges that the above described fee is an estimate of Lenders’ damages in the event of early termination and is not a penalty. In the event of termination of the credit facility established pursuant to this Agreement, all of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Credit Documents shall survive any such termination, and Agent shall retain its liens in the Collateral and all of its rights and remedies under the Credit Documents notwithstanding such termination until Borrowers have paid the Obligations to Agent and Lenders, in full, in immediately available funds, together with the applicable prepayment fee, if any. Notwithstanding anything to the contrary contained herein, Borrowers shall not be obligated to pay the above described prepayment fee if Borrowers repay the Loan in full as a result of Agent making a demand for payment under Section 2.10 hereof and Borrowers have not exercised their rights under Section 2.14 hereof as a result of such demand.

2.     Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):

(a)     Execution and delivery by Borrowers and Lenders of this Amendment to Agent;

(b)     Execution and/or delivery by the parties of all other agreements, instruments and documents requested by Agent to effectuate and implement the terms hereof and the Credit Documents.

3.         Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that:

(a)     All warranties and representations made to Agent under the Loan Agreement and the Credit Documents are true and correct as to the date hereof.

(b)     The execution and delivery by Borrowers of this Amendment and the performance by each of them of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not (1) be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrowers, or any of them, is a party or by which the property of Borrowers, or any of them, is bound, or (2) be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrowers, or any of them.

(c)     This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.

(d)     No Event of Default or Default has occurred under the Loan Agreement or any of the other Credit Documents.

4.         Business Operations. Each Borrower hereby agrees to continue to operate its business and operations in a manner consistent with its past business practice, continue to meet the standards generally observed by prudent finance companies and conform to its policies as have been previously disclosed to Agent in writing.

5.         Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of any Borrower or any third party to Agent and Lenders as evidenced by the Credit Documents. Each Borrower hereby acknowledges, agrees, and represents that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any Lender’s acts or omissions with respect to the Credit Documents or Agent’s or any Lender’s performance under the Credit Documents; and (c) each Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof. In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrowers hereunder, each Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which Borrowers, or any of them, has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Notes and the other Credit Documents occurring prior to the date hereof.

6.          Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Credit Documents, each Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located. Borrowers each hereby confirm and agree that all security interests and Liens granted to Agent for the ratable benefit of Lenders and Wells Fargo Affiliates continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

7.       Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date of this Amendment, Borrowers are indebted to Agent and Lenders, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers to Wells Fargo Affiliates) in the aggregate principal amount of $75,487,476.43, plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

8.          Ratification of Credit Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

9.       APPLICABLE LAW. THIS AMENDMENT AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF IOWA AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF IOWA.

10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AMENDMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO ENTER INTO THIS AMENDMENT.

11.        Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall also bind the parties hereto.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:	C&F FINANCE COMPANY

	By:	/s/ Thomas F. Cherry
	Name:	Thomas F Cherry
	Title:	Executive Vice President and Treasurer

AGENT:	WELLS FARGO BANK, N.A.

	By:	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ William M. Laird
	Name:	William M. Laird
	Title:	Senior Vice President

FIRST TENNESSEE BANK, NATIONALASSOCIATION

	By:	/s/ Gil Maneclang
	Name:	Gil Maneclang
	Title:	Senior Vice President

 [SIGNATURE PAGE TO THIRD AMENDMENT]